Exhibit 99.1

REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR FOURTH QUARTER 2013

MIAMI, March 11, 2014 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L., or the “Company”) reported financial results today for the fourth quarter ended December 31, 2013.

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Fourth quarter revenue was $112.8 million compared to $117.2 million in the fourth quarter of 2012 and Adjusted EBITDA was $7.5 million in the fourth quarter of 2013 compared with $9.6 million in the fourth quarter of 2012. Capacity during the quarter was 166,880 Available Passenger Cruise Days compared to 173,880 in the fourth quarter of 2012, due to the 10-day scheduled drydock of the Seven Seas Voyager in 2013. Occupancy was 93.7%, an increase of 2.1 percentage points from a year earlier and Net Yields increased 5.2% to $425.83 for the quarter compared with $404.60 in the fourth quarter of 2012.

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Full year revenue was $545.8 million for 2013, an increase of 3.2% over full year 2012 and Adjusted EBITDA was $105.9 million for full year 2013 compared with $87.9 million for full year 2012, an improvement of 20.6%. Net Income for the year was a record $22.6 million compared with $3.0 million in 2012. Net Yield for full year 2013 was a record $517.51, an increase of 6.8% over full year 2012 while occupancy was 95.1% in 2013, an increase of 0.7 percentage points over 2012.

Commenting on the full year 2013, the Company's Chairman and CEO, Frank Del Rio stated, “We are pleased with our financial results, including strong revenue growth and Adjusted EBITDA improvement as well as achieving record Net Income and Net Yields for the year. As mentioned in our interim press release, during the fourth quarter, Seven Seas Voyager emerged from a scheduled drydock, undergoing a substantial renewal of its interior décor and a scheduled overhaul of the ship’s pod propulsion system. We are also pleased to report that we successfully re-priced our first lien term loan on February 7th, which lowered our effective interest rate by 100 basis points. We believe this is another testament to our strong financial performance."
Other key operating metrics for the fourth quarter of 2013 compared to the prior year are as follows:

•	Net Cruise Cost, excluding Fuel and Other expense, per APCD, decreased 0.3% for the fourth quarter compared to the fourth quarter of 2012 due to lower administrative costs.

•	Fuel expense, net of settled fuel hedges, was $9.2 million compared to $10.9 million for the fourth quarter of 2012, driven by lower consumption and prices.

•	Other expense was $6.5 million compared to $1.1 million for the fourth quarter of 2012 due to the scheduled Voyager drydock in 2013.

Other key operating metrics for the year ended 2013 compared to the prior year are as follows:

•	Net Cruise Cost, excluding Fuel and Other expense, per APCD, increased 2.1% over 2012, primarily driven by increased sales and marketing costs.

•	Fuel expense, net of settled fuel hedges, was $40.3 million compared to $41.3 million in 2012, driven by lower prices and consumption.

•	Other expense was $10.3 million compared to $9.2 million in 2012.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world’s most inclusive luxury cruise line.  The line’s fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, all gratuities, a pre-cruise luxury hotel package and complimentary Wi-Fi for those guests staying in concierge and higher suites.  Three award-winning, all-suite vessels, Seven Seas Navigator, Seven Seas Mariner, and Seven Seas Voyager, are among the most spacious at sea and visit more than 250 destinations around the globe.  The line is currently building the Seven Seas Explorer, which will be delivered in summer of 2016.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Mike Hicks
Senior Director, Finance	Lou Hammond & Associates
305-514-2245	561-655-3836
jworth@prestigecruiseholdings.com	michaelh@lhammond.com

Terminology
Adjusted EBITDA is net income (loss) excluding depreciation and amortization, interest income, interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments in connection with the calculation of certain financial ratios in accordance with our credit agreements.

Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.

EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).

Gross Yield represents total revenue per APCD.

Net Per Diem represents Net Revenue divided by Passenger Days Sold.

Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.

Net Yield represents Net Revenue per APCD.

Occupancy is calculated by dividing Passenger Days Sold by APCD.

Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We utilize a variety of operational and financial metrics which are defined below to evaluate our performance and financial condition. We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Per Diems and Net Yields to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of our performance. Some of these measures are commonly used in the cruise industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within our industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
EBITDA and Adjusted EBITDA are used by management to measure operating performance of the business. Management believes EBITDA and Adjusted EBITDA, when considered along with other performance measures, are useful measures as they reflect certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While neither EBITDA nor Adjusted EBITDA is a recognized measure under GAAP, management uses these financial measures to evaluate and forecast our business performance. These non-GAAP financial measures have certain material limitations, including:

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They do not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

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They do not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA and Adjusted EBITDA, as defined, as only two of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our fourth quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, adverse economic conditions that may affect consumer demand for cruises, such as declines in the securities and real estate markets, declines in disposable income and consumer confidence, changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies, as well as non-cruise vacation alternatives; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; changes in interest rates, fuel costs, or foreign currency rates; the risks associated with operating internationally; changes in general economic, business and geopolitical conditions; the impact of changes in the global credit markets on our ability to borrow and our counter party credit risks, including with respect to our credit facilities, derivative instruments, contingent obligations and insurance contracts; the impact of problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; adverse events impacting the security of travel that may affect consumer demand for cruises, such as terrorist acts, acts of piracy, armed conflict and other international events, including political hostilities or war; the impact of the spread of contagious diseases; the impact of mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting from emergency ship repairs, as well as scheduled maintenance, repairs and refurbishment of our ships; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could, in each case, cause reputation harm, the modification of itineraries or cancellation of a cruise or series of cruises; the continued availability of attractive port destinations; our ability to attract and retain qualified shipboard crew members and key personnel; changes involving the corporate, tax, environmental, health, safety and other regulatory regimes in which we operate; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at http://www.rssc.com/about/investors/.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenue
Passenger ticket	$101,162	$104,800	$494,145	$477,606
Onboard and other	11,649	12,447	51,675	51,529
Total revenue	112,811	117,247	545,820	529,135

Cruise operating expense
Commissions, transportation and other	38,930	44,346	178,494	185,446
Onboard and other	2,818	2,551	13,944	12,811
Payroll, related and food	19,579	19,813	79,501	78,150
Fuel	9,368	10,822	40,752	42,573
Other ship operating	9,638	11,087	42,565	43,707
Other	6,497	1,116	10,280	9,153
Total cruise operating expense	86,830	89,735	365,536	371,840
Other operating expense
Selling and administrative	19,289	19,803	79,054	75,061
Depreciation and amortization	9,408	10,513	36,840	40,624
Total operating expense	115,527	120,051	481,430	487,525
Operating income (loss)	(2,716)	(2,804)	64,390	41,610

Non-operating income (expense)
Interest income	85	74	291	434
Interest expense	(9,334)	(10,931)	(38,400)	(36,287)
Other income (expense)	186	(834)	(3,738)	(2,674)
Total non-operating expense	(9,063)	(11,691)	(41,847)	(38,527)
Income before income taxes	(11,779)	(14,495)	22,543	3,083
Income tax benefit (expense)	63	(30)	39	(95)
Net (loss) income	$(11,716)	$(14,525)	$22,582	$2,988

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	As of December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$138,526	$99,857
Restricted cash	367	—
Trade and other receivables, net	7,706	7,279
Related party receivables	—	1,798
Inventories	7,352	6,572
Prepaid expenses	21,266	17,828
Other current assets	3,007	2,692
Total current assets	178,224	136,026
Property and equipment, net	651,286	637,324
Goodwill	404,858	404,858
Intangible assets, net	81,324	83,556
Other long-term assets	36,776	32,950
Total assets	$1,352,468	$1,294,714

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$5,798	$4,483
Related party payables	1,560	131
Accrued expenses	48,154	43,733
Passenger deposits	194,173	169,463
Derivative liabilities	—	278
Current portion of long-term debt	2,679	—
Total current liabilities	252,364	218,088
Long-term debt	516,833	518,358
Other long-term liabilities	8,896	9,635
Total liabilities	778,093	746,081
Commitments and contingencies
Members' equity
Contributed capital	564,830	564,372
Retained earnings (deficit)	6,843	(15,739)
Accumulated other comprehensive income	2,702	—
Total members' equity	574,375	548,633
Total liabilities and members' equity	$1,352,468	$1,294,714

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$22,582	$2,988
Adjustments:
Depreciation and amortization	36,840	40,624
Amortization of deferred financing costs	2,048	2,803
Accretion of debt discount	684	510
Stock-based compensation	706	1,007
Change in fair value of derivative contracts	413	(907)
Loss on disposals of property and equipment	146	303
Loss on early extinguishment of debt	—	4,487
Write-off of deferred financing costs and debt discount	2,500	—
Prepayment penalty excluded from loss on early extinguishment of debt	(2,093)	—
Other, net	(205)	(190)
Changes in operating assets and liabilities:
Trade and other accounts receivable	1,371	(15)
Prepaid expenses and other current assets	(2,931)	1,350
Inventories	(780)	(1,440)
Accounts payable and accrued expenses	2,772	1,817
Passenger deposits	23,219	8,540
Net cash provided by operating activities	87,272	61,877
Cash flows from investing activities
Purchases of property and equipment	(44,456)	(21,679)
Change in restricted cash	7,571	512
Acquisition of intangible assets	(202)	—
Net cash used in investing activities	(37,087)	(21,167)
Cash flows from financing activities
Repayment of long-term debt	—	(297,250)
Net proceeds from the issuance of debt	—	297,000
Debt related costs	(9,298)	(7,326)
Payments on other financing obligations	(2,000)	(2,000)
PCI offering costs	(133)	—
Net cash (used in) provided by financing activities	(11,431)	(9,576)

Effect of exchange rate changes on cash and cash equivalents	(85)	103
Net increase in cash and cash equivalents	38,669	31,237
Cash and cash equivalents
Beginning of period	99,857	68,620
End of period	$138,526	$99,857

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(unaudited)

The following table sets forth selected statistical information:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Passenger Days Sold	156,427	159,285	649,196	644,950
APCD	166,880	173,880	682,850	682,920
Occupancy	93.7%	91.6%	95.1%	94.4%

Adjusted EBITDA was calculated as follows (in thousands):

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$(11,716)	$(14,525)	$22,582	$2,988
Interest income	(85)	(74)	(291)	(434)
Interest expense	9,334	10,931	38,400	36,287
Depreciation and amortization	9,408	10,513	36,840	40,624
Income tax (benefit) expense, net	(63)	30	(39)	95
Other (income) expense	(186)	834	3,738	2,674
Equity-based compensation/transactions (a)	134	331	706	1,007
Fuel hedge gain (b)	215	(67)	429	1,310
Loss on disposal (c)	146	—	146	303
Other addback expenses per credit agreement (d)	291	1,639	3,403	2,998

Adjusted EBITDA	$7,478	$9,612	$105,914	$87,852

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(c)	Loss on disposal represents write-off of property and equipment during drydocks.

(d)
Other addback expenses per credit agreement represents the net impact of time out of service as a result of unplanned repairs to vessels; expenses associated with professional fees and other costs associated with raising capital through debt and equity offerings; and certain litigation fees. Also included are restructuring charges associated with personnel changes and other corporate reorganizations to improve efficiencies.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

(in thousands, except Passenger Days Sold, Available Passenger Cruise Days, Net Per Diem, and Yield data)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Passenger ticket revenue	$101,162	$104,800	$494,145	$477,606
Onboard and other revenue	11,649	12,447	51,675	51,529
Total revenue	112,811	117,247	545,820	529,135
Less:
Commissions, transportation and other expense	38,930	44,346	178,494	185,446
Onboard and other	2,818	2,551	13,944	12,811
Net Revenue	$71,063	$70,350	$353,382	$330,878
Passenger Days Sold	156,427	159,285	649,196	644,950
APCD	166,880	173,880	682,850	682,920
Net Per Diem	$454.29	$441.66	$544.34	$513.03
Gross Yield	676.00	674.30	799.33	774.81
Net Yield	425.83	404.60	517.51	484.50

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

(in thousands, except APCD data)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Total cruise operating expense	$86,830	$89,735	$365,536	$371,840
Selling and administrative expense	19,289	19,803	79,054	75,061
Gross Cruise Cost	106,119	109,538	444,590	446,901
Less:
Commissions, transportation and other expense	38,930	44,346	178,494	185,446
Onboard and other	2,818	2,551	13,944	12,811
Net Cruise Cost	64,371	62,641	252,152	248,644
Less:
Fuel	9,368	10,822	40,752	42,573
Other expense	6,497	1,116	10,280	9,153
Net Cruise Cost, excluding Fuel and Other	$48,506	$50,703	$201,120	$196,918

APCD	166,880	173,880	682,850	682,920
Gross Cruise Cost per APCD	$635.90	$629.96	$651.08	$654.40
Net Cruise Cost per APCD	385.73	360.25	369.26	364.09
Net Cruise Cost, excluding Fuel and Other, per APCD	290.66	291.60	294.53	288.35